March 27, 2007                                      Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                         Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                          www.mayerbrownrowe.com

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

RE:  HOME LOAN-BACKED NOTES, SERIES 2007-HI1

Ladies and Gentlemen:

     We have advised Residential Funding Mortgage Securities II, Inc. (the
"Registrant") with respect to certain federal income tax aspects of the issuance of notes entitled Home Loan-Backed Notes, Series 2007-HI1, Class A-1, Class A-2,
Class A-3 and Class A-4 Notes (the "Notes"), which will be issued pursuant to an
Indenture, dated as of March 30, 2007 (the "Indenture") as more particularly described in the prospectus, dated March 21, 2007 (the "Base Prospectus"), and the prospectus supplement, dated March 27, 2007 (the "Prospectus Supplement"
and, together with the Base Prospectus, the "Prospectus"), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No.
333-131196) as filed by the Registrant with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the
"Act"), on March 31, 2006, and declared effective on March 31, 2006 (the
"Registration Statement"). Capitalized terms used but not defined herein have the meanings specified in the Prospectus.

     The description of selected federal income tax consequences to holders of the Notes that appears under the heading "Material Federal Income Tax
Consequences" in the Base Prospectus and in the Prospectus Supplement does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion such description is accurate in all material respects to the extent it relates to matters of law or legal conclusions with respect thereto, and we adopt and confirm the statements in the description identified as the opinion of special United States federal tax counsel.

Berlin Brussels Charlotte Chicago Cologne Frankfurt Hong Kong Houston London Los
                Angeles New York Palo Alto Paris Washington, D.C.
    Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Residential Funding Mortgage Securities II, Inc.
March 27, 2007

     We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others.

                            [SIGNATURE PAGE FOLLOWS]

Residential Funding Mortgage Securities II, Inc.

     We hereby consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the
Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                        Very truly yours,

                                        MAYER, BROWN, ROWE & MAW LLP